UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15515 Lemon Fish Drive, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 924-4332

 ______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure

The Registrant filed a press release dated January 5, 2023, providing financial and operational updates in advance of a planned 2023 football season. The update included approval of the Registrant’s Form S-1 Registration Statement effective on December 28, 2022, related to two identical Common Stock Purchase Agreements, which allow the Registrant, subject to the terms and conditions set forth, to sell to the two Investors up to a combined Five Million Dollars ($5,000,000) of registered common stock, $0.001 par value per share (the “Common Stock”). This infusion of cash will allow the Registrant to pay off certain obligations and continue our preparation for the 2023 season.

Additionally, the Registrant announced being in discussions with a major TV network to broadcast games, key coaches, staff and executives remain committed and are working diligently on preparations for our planned 2023 season, the move of equipment used in the previous football camp in Mobile, Alabama, to a secured Texas warehouse and the plan with the infusion of the Form S-1 funds to make payments to trade creditors related to the suspended 2022 football season.

Finally, the Registrant announced that during the development of the Registrant’s website, all of the most recent filings, archived press releases, stock data, and the opportunity to follow the Registrant by email can be accessed at

mlfb.pro.

A copy of the Registrant’s press release is attached.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued by the Registrant on January 5, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Frank Murtha
Frank Murtha, President and Chief Executive Officer

Dated: January 9, 2023

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